MORGAN STANLEY INSTITUTIONAL FUND, INC.

                        SUPPLEMENT TO PROXY STATEMENT
         SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 1995

     Please note that on page 14 of the Proxy Statement for the Special Meeting of Stockholders of the Morgan Stanley Institutional Fund, Inc. (the "Fund") to be held on June 28, 1995, the percent of total shares outstanding of the Money Market Portfolio of the Fund that are beneficially owned by Robert J. Williams EX, Est Luesther T. Mertz is presented incorrectly. The correct percentage is 6.1%.